UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Behind the Merger with Willie Deese” and a related video transcript, first available to employees on March 18, 2009 and posted on the Merck & Co., Inc. (“Merck”) internal website on March 19, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on March 19

Behind the Merger With Willie Deese

Dick Clark and other members of the Executive Committee have filmed a series of short videos to provide you with more details on the recent Merck and Schering-Plough merger. This video is the fourth in the series, each highlighting different aspects of the merger agreement. New segments will be posted throughout the week. Each video segment will only be available for one week from its distribution date.

Transcripts are available in English, Spanish, Portuguese, French, Chinese, Korean, Russian, Japanese, Italian and German.

Click here or click on the icon above to view the video or transcripts of “Behind the Merger with Willie Deese.”

Behind the Merger with Willie Deese

I think this merger is very important to MMD. If you think about what we said were the strategic directives for our division going forward; we said we wanted to be able to support emerging markets. This merger brings a broad footprint in emerging markets and capabilities that we are currently building. It brings great capability in the area of biologics and sterile manufacturing; capabilities that we currently are building. It brings a much broader footprint for manufacturing going forward. So all of those things are going to complement very well our current capabilities and I think in this case the addition of one and one is greater than two.

I’m excited about a number of things. I’m excited about the fact that we have a much broader footprint globally. I’m excited about the fact that our capabilities are expanding; specifically in biologics and sterile. I’m excited about the fact that we’ll have greater capacity utilization at our factories. One of the greatest things that can happen in manufacturing is more volume. So when I think about what this merger does for us, it gives us the ballast to really move manufacturing and supply chain forward in a very advantageous way for the company.

The synergies that I would expect within manufacturing and the supply chain as a result of the merger are significant. We’re going to continue on the lean journey that we’ve been on, Lean and Six Sigma; within manufacturing to provide greater efficiencies and greater customer satisfaction for our customers going forward.

We believe there will be greater sourcing opportunities; not only within MMD but across the company. This we believe will contribute greatly to the generation of the fifteen billion dollars we’ve talked about of free cash flow for the company post-2013.

Our pipeline is doubling it’s gone from nine to 18. That means more new products coming into manufacturing, greater utilization of the factories that we have. It means that we have a much broader portfolio of inline products also more volume from manufacturing. The greatest friend of any manufacturing organization is volume. Going forward we should have a lot of it within the new company. I’m excited about our future because this positions us well to take advantage of the heightened supply chain capabilities that we will have in the new Merck.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.